June 29, 2015                                  FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES DISCLOSES RESULTS OF
2015 ANNUAL DODD-FRANK ACT STRESS TEST

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today disclosed certain results of its 2015 stress test, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The information provided includes summary stress test results for both Raymond James Financial, Inc. and Raymond James Bank, N.A., and can be found on Raymond James’ Investor Relations website under the heading “Financial Reports” (http://www.raymondjames.com/about/financial_reports.htm). Stress test results are based on a forward-looking exercise using hypothetical, severely adverse macroeconomic assumptions developed by the Federal Reserve and the Office of the Comptroller of the Currency, and do not represent RJF’s economic forecast.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has nearly 6,400 financial advisors serving in excess of 2.6 million client accounts in more than 2,600 locations throughout the United States, Canada and overseas. Total client assets are approximately $505 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.